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                                CREDIT AGREEMENT

                                      AMONG

                          TECHNICAL OLYMPIC USA, INC.,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                  BANC OF AMERICA MORTGAGE CAPITAL CORPORATION,
                             AS ADMINISTRATIVE AGENT

                                      WITH

                         BANC OF AMERICA SECURITIES LLC,
                   AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

                          DATED AS OF NOVEMBER __, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SECTION 1.        DEFINITIONS.....................................................................................1

         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................16


SECTION 2.        AMOUNT AND TERMS OF TERM LOAN COMMITMENTS......................................................16

         2.1      Term Loan Commitments..........................................................................16
         2.2      Term Notes.....................................................................................16
         2.3      Procedure for Term Loan Borrowing..............................................................17


SECTION 3.        GENERAL PROVISIONS APPLICABLE TO LOANS.........................................................17

         3.1      Interest Rates and Payment Dates...............................................................17
         3.2      Conversion and Continuation Options............................................................18
         3.3      Minimum Amounts and Maximum Number of Tranches.................................................18
         3.4      Optional Prepayments...........................................................................18
         3.5      Mandatory Prepayments..........................................................................19
         3.6      Payments and Computation of Interest and Fees..................................................20
         3.7      Inability to Determine Interest Rate...........................................................22
         3.8      Sharing of Payments, Etc.......................................................................22
         3.9      Illegality.....................................................................................23
         3.10     Requirements of Law............................................................................23
         3.11     Taxes..........................................................................................24
         3.12     Indemnity......................................................................................25
         3.13     Lending Offices; Change of Lending Office......................................................26


SECTION 4.        REPRESENTATIONS AND WARRANTIES.................................................................26

         4.1      Financial Condition............................................................................26
         4.2      No Change......................................................................................27
         4.3      Existence; Compliance with Law.................................................................27
         4.4      Power; Authorization; Enforceable Obligations..................................................27
         4.5      No Legal Bar...................................................................................28
         4.6      No Material Litigation.........................................................................28
         4.7      No Default.....................................................................................28
         4.8      Ownership of Property; Liens...................................................................28
         4.9      Intellectual Property..........................................................................28
         4.10     No Burdensome Restrictions.....................................................................28
         4.11     Taxes..........................................................................................28
         4.12     Federal Regulations............................................................................29
         4.13     ERISA..........................................................................................29
         4.14     Investment Company Act; Other Regulations......................................................29
         4.15     Subsidiaries...................................................................................29
         4.16     Accuracy and Completeness of Information.......................................................29
         4.17     Labor Relations................................................................................30
         4.18     Insurance......................................................................................30

         4.19     Solvency.......................................................................................30
         4.20     Limited Assets.................................................................................30
         4.21     Purpose of Loans...............................................................................31
         4.22     Environmental Matters..........................................................................31
         4.23     Organizational Structure.......................................................................31
         4.24     Hedging Strategies.............................................................................32


SECTION 5.        CONDITIONS PRECEDENT...........................................................................32

         5.1      Conditions to Initial Loans....................................................................32
         5.2      Conditions to Each Loan........................................................................35
         5.3      Determinations Under Sections 5.1 and 5.2......................................................35


SECTION 6.        AFFIRMATIVE COVENANTS..........................................................................35

         6.1      Financial Statements...........................................................................36
         6.2      Certificates; Other Information................................................................36
         6.3      Compliance with Laws, Etc......................................................................38
         6.4      Payment of Taxes Etc...........................................................................39
         6.5      Maintenance of Insurance.......................................................................39
         6.6      Preservation of Corporate Existence, Etc.......................................................39
         6.7      Visitation Rights..............................................................................39
         6.8      Keeping of Books...............................................................................40
         6.9      Maintenance of Properties, Etc.................................................................40
         6.10     Notices........................................................................................40
         6.11     Intentionally Deleted..........................................................................41
         6.12     Employment Agreement...........................................................................41
         6.13     Capital Raises.................................................................................42
         6.14     Indemnification................................................................................42


SECTION 7.        NEGATIVE COVENANTS.............................................................................42

         7.1      Limitation on Indebtedness.....................................................................42
         7.2      Limitation on Liens............................................................................43
         7.3      Limitation on Contingent Obligations...........................................................43
         7.4      Limitation on Fundamental Changes..............................................................43
         7.5      Limitation on Sale of Assets...................................................................43
         7.6      Limitation on Dividends........................................................................44
         7.7      Limitation on Investments, Loans and Advances..................................................44
         7.8      Limitation on Optional Payments and Modifications of Debt Instruments..........................44
         7.9      Limitation on Transactions with Affiliates.....................................................44
         7.10     Limitation on Sales and Leasebacks.............................................................44
         7.11     Limitation on Changes in Fiscal Year...........................................................44
         7.12     Limitation on Negative Pledge Clauses..........................................................44
         7.13     Limitation on Lines of Business................................................................45
         7.14     Governing Documents............................................................................45
         7.15     Limitation on Subsidiary Formation.............................................................45
         7.16     Equity Interests...............................................................................45

SECTION 8.        EVENTS OF DEFAULT..............................................................................45



SECTION 9.        THE ADMINISTRATIVE AGENT.......................................................................49

         9.1      Appointment....................................................................................49
         9.2      Delegation of Duties...........................................................................49
         9.3      Exculpatory Provisions.........................................................................49
         9.4      Reliance by Administrative Agent...............................................................49
         9.5      Notice of Default..............................................................................50
         9.6      Non-Reliance on Administrative Agent and Other Lenders.........................................50
         9.7      Indemnification................................................................................50
         9.8      Administrative Agent in Its Individual Capacity................................................50
         9.9      Successor Administrative Agent.................................................................51


SECTION 10.       MISCELLANEOUS..................................................................................51

         10.1     Amendments and Waivers.........................................................................51
         10.2     Notices........................................................................................52
         10.3     No Waiver; Cumulative Remedies.................................................................53
         10.4     Survival of Representations and Warranties.....................................................53
         10.5     Payment of Expenses and Taxes..................................................................53
         10.6     Successors and Assigns; Participations and Assignments.........................................54
         10.7     Set-off........................................................................................56
         10.8     Counterparts...................................................................................56
         10.9     Severability...................................................................................56
         10.10    Integration....................................................................................56
         10.11    GOVERNING LAW..................................................................................56
         10.12    Submission To Jurisdiction; Waivers............................................................56
         10.13    Acknowledgements...............................................................................57
         10.14    WAIVERS OF JURY TRIAL..........................................................................57
         10.15    Confidentiality................................................................................57
         10.16    Transaction Modification.......................................................................57

SCHEDULES AND EXHIBITS

Schedule 1      Lenders, Commitments and Applicable Lending Offices
Schedule 4.15   Subsidiaries
Schedule 4.18   Insurance
Schedule 4.22   Exceptions to Environmental Representations and Warranties in
                Section 4.22
Schedule 4.23   Organizational Structure

Exhibit A       Engle Credit Agreement
Exhibit B       Newmark L.P. Credit vAgreement
Exhibit C       Form of Term Note
Exhibit D       Form of Non-Bank Status Certificate
Exhibit E       Form of Secretary's Certificate
Exhibit F       Form of Legal Opinion
Exhibit G       Form of Assignment and Acceptance
Exhibit H       Form of Subordinated Promissory Note

                                CREDIT AGREEMENT

                  CREDIT AGREEMENT, dated as of November __, 2000, among TECHNICAL OLYMPIC USA, INC., a Delaware corporation (the "Borrower"), the lenders from time to time parties to this Agreement (the "Lenders"), BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, as administrative agent for the Lenders hereunder, with BANC OF AMERICA SECURITIES LLC, as sole lead arranger and sole book manager (in such capacity, the "Arranger").

                                    RECITALS

                  Engle Holdings Corp., a Delaware corporation (the "Holdings Corp."), a wholly-owned subsidiary of Borrower, was formed to acquire all outstanding capital stock of the Engle Homes, Inc., a Florida corporation ("Engle") (the "Engle Acquisition"), through a tender offer by Helios Acquisition Corp., a Florida corporation ("Acquisition Corp."), which is a wholly-owned subsidiary of Holdings Corp. followed by a merger of Acquisition Corp. with and into Engle.

                  The Borrower has requested that each of the Lenders make a term loan to the Borrower in the aggregate principal amount of $135,000,000, the proceeds of which would be contributed to Holdings Corp. to purchase, through Acquisition Corp., issued and outstanding capital stock of Engle and to pay approved fees and expenses incurred in connection herewith. The Lenders are willing to make such credit available to the Borrower, but only on these terms, and subject to the conditions, set forth in this Agreement.

                  The parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition Corp.": as defined in the recitals hereto.

                  "Actual Costs": the total actual direct costs incurred by a Loan Party (excluding interest expense, overhead, closing, carrying and other indirect costs), calculated in accordance with GAAP.

                  "Adler": The Adler Companies, Inc., together with any and all Subsidiaries of the Adler Companies, Inc.

                  "Administrative Agent": Banc of America Mortgage Capital Corporation, together with its affiliates, successors and assigns, as the arranger of the Commitments and as the Administrative Agent for the Lenders under this Agreement and the other Loan Documents.

                  "Advance Deadline": means (i) in the event Acquisition Corp. has purchased more than eighty percent (80%) of the issued and outstanding Capital Stock of Engle in the initial acquisition of such Capital Stock of Engle, the date that is thirty (30) days from the initial Loan hereunder or (ii) in the event Acquisition Corp. has purchased more than fifty percent but less than eighty percent (80%) of the issued and outstanding Capital Stock of Engle in the initial acquisition of such Capital Stock, the date that is ninety (90) days from the initial Loan hereunder.

                  "Advance Formula": an amount with respect to each share of Capital Stock of Engle acquired by Acquisition Corp. equal to the lesser of (i) the tender price of any acquired Capital Stock of Engle or (ii) $19.10 per share (and $7.40 per option) of acquired Capital Stock of Engle.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": means this Credit Agreement by and among Technical Olympic USA, Inc., Administrative Agent, and the Lenders, with Banc of America Securities LLC as Sole Lead Arranger and Sole Book Manager.

                  "Alternative Funds": funds made available to Borrower from equity contributions or Permitted Subordinate Debt or sources other than dividends from Subsidiaries.

                  "Applicable Lending Office": for each Lender and for each Type of Loan, the lending office of such Lender designated for such Type of Loan on
Schedule 1 hereto (or any other lending office from time to time notified to the Administrative Agent by such Lender) as the office at which its Loans of such Type are to be made and maintained.

                  "Applicable Margin": for any Loan of any Type, at any time from time to time, a rate per annum equal to the percentage set forth below for such Type of Loan for the relevant time period:

                       Time Period                            Base Rate Loans               Eurodollar Loans
                       -----------                            ---------------               ----------------

               Closing Date - May 31, 2001                        3.25%                         4.00%

             June 1, 2001 - August 31, 2001                       4.75%                         5.50%

          September 1, 2001 - November 30, 2001                   6.00%                         7.00%

          December 1, 2001 - November 30, 2002                    8.00%                         9.00%

provided, that if the Borrower has not delivered to the Administrative Agent and the Lenders all of the financial statements and other information required to be delivered under Sections 6.1(a), 6.1(b) and Sections 6.2(a) through (n), as applicable, within two (2) Business Days of the date on which such information is due, the applicable margin shall be the highest rate per annum for such Type of Loan set forth above for so long as such information has not been delivered. The Applicable Margin with respect to the period subsequent to May 31, 2001 shall only be relevant to the extent that the Term Loan Maturity Date shall have been extended pursuant to the terms of this Agreement.

                  "Arranger": as defined in the Heading hereto.

                  "Assignee": as defined in Section 10.6(c).

                  "Assignment and Acceptance": as defined in Section 10.6(c).

                  "Assignment of Management Fees": that certain Assignment of Management Fees, dated as of the date hereof, by and between Borrower and the Administrative Agent.

                  "Assignment of Tax Allocation Agreement": collectively, that certain Assignment of Tax Allocation Agreement, dated as of the date hereof, by and among Borrower, Holdings Corp., Parent, and the Administrative Agent, and that certain Assignment of Tax Allocation Agreement dated as of the date hereof, by and among Borrower, Newmark Corp., Parent, and Administrative Agent.

                  "Base Rate": for any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

                  "Base Rate Loans": Loans, the rate of interest applicable to which is based upon the Base Rate.

                  "Borrower": as defined in the Heading to this Agreement.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.3 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business": as defined in Section 4.21(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by law to close, and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
(b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

                  "Change of Control": at any time:

                  (a) the Parent shall cease to own or control, legally and beneficially, 100% of the issued and outstanding Capital Stock of the Borrower;

                  (b) TO Greece shall cease to directly or indirectly own or control, legally and beneficially, Voting Interests in the Parent representing at least 51% of combined voting power of all Voting Interests in the Parent (on a fully diluted basis);

                  (c) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than TO Greece and/or one or more of its wholly-owned Subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Interests in TO USA (including through securities convertible into or exchangeable for Voting Interest) representing greater than 40% of combined voting power of all Voting Interests in TO USA (on a fully diluted basis);

                  (d) any lien or other encumbrance (other than Permitted Liens of the type described in clauses (a) or (f) of the definition thereof set forth in this Section 1.1) shall be created, incurred, assumed or otherwise suffered to exist on any Capital Stock of Holding Corp. or any of its Subsidiaries, other than the lien on the Capital Stock of Holding Corp. granted pursuant to the Holding Corp. Pledge;

                  (e) any lien or other encumbrance (other than Permitted Liens of the type described in clauses (a) or (f) of the definition thereof set forth in this Section 1.1) shall be created, incurred, assumed or otherwise suffered to exist on any Capital Stock of Newmark Corp. or any of its Subsidiaries, other than the lien on the Capital Stock of Newmark Corp. granted pursuant to the Newmark Corp. Pledge;

                  (f) with respect to any pledge or other security agreement covering all or any portion of the Capital Stock of Borrower or Holding Corp. that are owned beneficially and of record by TO Greece or any of its Affiliates or their nominees, any secured party or pledgee thereunder shall become the holder of record of any such shares (except in the case of a registration of the pledge of such Capital Stock to such secured party or pledgee solely in its capacity as a pledgee), or shall proceed to exercise voting or other consensual rights in respect thereof (whether by proxy, voting or other similar arrangement or otherwise), or shall otherwise commence to realize upon such shares; or

                  (g) TO Greece shall cease to have the ability, whether by voting power, contract or otherwise, to cause the election a majority of the board of directors of TO USA or Holding Corp. at any time.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitments": the reference to the Term Loan Commitments.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Consolidated Net Income": for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Obligation, Governing Document or Requirement of Law applicable to such Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,
(e) any write-up of any asset, (f) any net gain from the collection of the proceeds of life insurance policies, (g) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Subsidiary, (h) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (i) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

                  "Contingent Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Continue", "Continuation" and "Continued" shall refer to the continuation of a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "Convert", "Conversion" and "Converted" shall refer to a conversion of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "Costs": as defined in Section 6.15 of this Agreement.

                  "Credit Exposure": as to any Lender at any time, the unpaid principal amount of its Term Loan.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Engle": as defined in the recitals hereto.

                  "Engle Acquisition": as defined in the recitals hereto.

                  "Engle Acquisition Documents": the collective reference to the Agreement and Plan of Merger, dated as of October 12, 2000, between Borrower, Acquisition Corp. and Engle Homes, Inc., together with all other documents executed in connection therewith, as amended, supplemented or otherwise modified from time to time.

                  "Engle Revolving Credit Facility Documents": means the collective reference to (i) to the Credit Agreement, dated as of November 22, 2000, among Engle Homes Inc., the lenders party thereto and Bank of America, N.A., as administrative agent, with Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager, a copy of which is attached hereto as Exhibit A (the "Engle Credit Agreement"), and (ii) each of the documents executed in connection therewith, as each may be amended, supplemented or otherwise modified from time to time.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Environmental Permit": any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "Equity Contribution": the contribution by Borrower of a cash equity investment in Holdings Corp. of not less than $80,000,000, such Equity Contribution to be utilized for the acquisition of Capital Stock of Engle.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum equal to the corresponding rate appearing at page 3750 of the Dow Jones Telerate Service as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, for a term comparable to such Interest Period, or if such rate no longer so appears, the rate per annum (rounded upwards, if necessary to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, for a term comparable to such Interest Period; provided, however, that if more than one rate is specified on Reuters LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary to the nearest 1/100th of 1%).

                  "Eurodollar Loans": Loans, the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Extraordinary Receipt": any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds (but only to the extent such refunds are not required to be repaid to any Subsidiary under any tax sharing agreement), pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent that such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 180 days after the occurrence of such damage or loss or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; or (c) are the subject of a bona fide dispute and the Person entitled to such awards, proceeds, or payments is contesting such disputed proceeds, awards, or payments and is diligently and in good faith pursuing receipt of such proceeds, awards, or payments.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governing Documents": as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hedge Agreement": as to any Person, any swap, cap, collar or similar arrangement entered into by such Person providing for protection against fluctuation in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Holdings Corp.": as defined in the recitals hereto.

                  "Holdings Corp. Cash Collateral Account": that certain account established pursuant to the Holdings Corp. Cash Collateral Agreement.

                  "Holdings Corp. Cash Collateral Agreement": that certain Cash Collateral Account, Security, Pledge and Assignment Agreement, dated as of the date hereof, by and among Borrower, Holdings Corp., and the Administrative Agent.

                  "Holdings Corp. Pledge": that certain Pledge Agreement, dated as of the date hereof, by and between Borrower and Administrative Agent.

                  "Indebtedness": with respect to any Person (without duplication) (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business and not past due for more than 90 days), (c) all Obligations of such Person evidenced by notes (whether subordinated or otherwise), bonds, debentures or other similar instruments, or upon which interest payments are customarily made, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Financing Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person, valued, in the case of any Capital Stock which are redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, take-or-pay agreements or other similar arrangements, valued, in the case of Hedge Agreements, at the principal or notional amount thereof, (i) all Obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such Obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP; (j) all Contingent

Obligations and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such indebtedness or other payment Obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations, valued in the case of any such Indebtedness as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (A) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (B) the greater of fair market value or book value of such property or assets.

                  "Indemnity": that certain Indemnity Agreement, dated as of the date hereof, from Technical Olympic S.A. ("TO Greece") and Parent (collectively, the "Indemnitors") to the Administrative Agent, for the ratable benefit of the Lenders.

                  "Information Memorandum": the information memorandum, dated as of November __, 2000, used by the Arranger in connection with the syndication of the Commitments.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in Section 4.9 of this Credit Agreement.

                  "Interest Payment Date": the first day of each calendar month.

                  "Interest Period": with respect to any Eurodollar Loan:

                           (i) initially, the period commencing on the borrowing
                  or Conversion date, as the case may be, with respect to such Eurodollar Loan and ending one or two months thereafter, as selected by the Borrower in its notice of borrowing or notice of Conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one or two months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) the Borrower shall not select any Interest Period that would otherwise extend beyond the date final payment is due on the Term Loans shall end on the Term Loan Maturity Date or such date of final payment, as the case may be;

                           (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Lenders": as defined in the heading hereto.

                  "Letter Agreement": that certain letter agreement, dated as of the date hereof, between Borrower and Administrative Agent relating to certain post-closing matters in connection with the Term Loan.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Notes, the Indemnity, the Holdings Corp. Pledge, the Letter Agreement, the Newmark Pledge, the TO USA Pledge, the Assignment of Management Fees, the Assignment of Tax Allocation Agreement, the Holdings Corp. Cash Collateral Agreement, the Newmark Corp. Cash Collateral Agreement, and the Permitted Subordinated Debt Intercreditor Agreement.

                  "Loan Parties": the Borrower, the Indemnitors and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "Majority Lenders": at any time, Lenders, the Credit Exposure Percentages of which aggregate more than 50%.

                  "Material Adverse Effect": a material adverse effect on (a) the business assets, liabilities (actual or contingent), operations, financial condition or prospects of the Borrower, any Indemnitor and/or any of their respective Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or any Engle Acquisition Document to which it is or is to be a party.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds": (i) the aggregate cash consideration received by the Borrower or a Subsidiary in connection with any transaction referred to in Section 3.5(a) less (ii) (1) the expenses (including out-of-pocket expenses) incurred by the Borrower or such Subsidiary in connection with such transaction (including, in the case of any issuance of debt or equity securities, underwriters' commissions and fees) and the amount of any federal and state taxes incurred in connection with such transaction, in each case as certified by a Responsible Officer to the Administrative Agent at the time of such transaction, and (2) in the case of Newmark Corp. or any of its Subsidiaries, a percentage of such cash consideration (less the expenses incurred by Newmark Corp. or its Subsidiaries) equal to the percentage of outstanding common stock of Newmark Corp. held by Persons other than the Borrower.

                  "Newmark Corp. Cash Collateral Account": that certain account established pursuant to the Newmark Corp. Cash Collateral Agreement.

                  "Newmark Corp.": Newmark Homes Corporation, a Nevada corporation.

                  "Newmark Corp. Cash Collateral Agreement": that certain Cash Collateral Account, Security, Pledge and Assignment Agreement, dated as of the date hereof, by and between Borrower and the Administrative Agent.

                  "Newmark L.P. Revolving Credit Agreement Documents": means to
(i) the collective reference to the Credit Agreement, dated as of June 27, 2000, among Newmark Homes, L.P., ("Newmark L.P.") the financial institutions thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuing lender and Banc of America Securities LLC, as sole lead arranger and sole book manager, a copy of which is attached hereto as Exhibit B (the "Newmark L.P. Credit Agreement") and (ii) each of the documents executed in connection therewith, as each may be amended, supplemented or otherwise modified from time to time.

                  "Newmark Corp. Pledge": that certain Pledge Agreement, dated as of the date hereof, by and between Borrower and Administrative Agent.

                  "Non-Bank Status Certificate": as defined in Section 3.11(b)(i)(B).

                  "Non-Excluded Taxes": as defined in Section 3.11(a).

                  "Notes": the collective reference to the Term Notes.

                  "Obligations": with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 8(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, letter of credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "Parent": Technical Olympic (UK) PLC, a United Kingdom corporation.

                  "Participant": as defined in Section 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Liens": the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA or any such Lien relating to or imposed in connection with any environmental action), in each case as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

                  (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under Section 6.4;

                  (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, storage and repairmen's Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) (i) that are not overdue for a period of more than 60 days or (ii) the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Borrower or its applicable Subsidiary, as the case may be, has established reserves in accordance with GAAP;

                  (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers' compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

                  (d) Liens securing the performance of, or payment in respect of, bids, tenders, government or utility contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

                  (e) any interest or title of a lessor or sublessor or a licensor and any restriction or encumbrance to which the interest or title of such lessor, sublessor or licensor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect;

                  (f) Liens arising out of judgments or awards that do not constitute an Event of Default under Sections 8(h), 8(i) or 8(j) and in respect of which the Borrower or any of its Subsidiaries subject thereto shall be prosecuting an appeal or proceeding for review in good faith and, pending such appeal or proceeding, shall have secured within ten days after the entry thereof a subsisting stay of execution and shall be maintaining reserves, in accordance with GAAP, with respect to any such judgment or award; and

                  (g) easements, rights-of-way, zoning restrictions and other encumbrances and survey exceptions, minor defects or irregularities in title and other similar restrictions on title to, or the use of, real property (including, without limitation, restrictive covenants of general application created and reserved in the ordinary course of business by a declarant of a planned residential development that require payment of marketing, development or other fees or that reserve rights of first refusal or repurchase options to the declarant to ensure compliance with restrictive covenants requiring construction of a dwelling to commence or be completed within a stated period of time or Liens imposed by law or contract on specific lots of real property in favor of third-party developers which enable such developer to participate in premiums generated upon the sale of such specific lots) that do not, either individually or in the aggregate, (i) materially detract from the value of such real property or (ii) materially and adversely affect the use of such real property for its intended purposes or the conduct of the business of the Borrower and its Subsidiaries in the ordinary course and, in any case, that were not incurred in connection with and do not secure Indebtedness or other extensions of credit.

                  "Permitted Subordinated Debt": any indebtedness of Borrower to Parent or an affiliate of Parent (other than a Subsidiary of Borrower) that is evidenced by a promissory note substantially in the form of the Subordinated Promissory Note attached hereto as Exhibit H, including, without limitation, that certain Subordinated Promissory Note from Borrower to Parent, dated ________, 2000 in the original, principal amount of $85,000,000, which Subordinated Promissory Note is pledged to Administrative Agent pursuant to the TO USA Pledge or any permitted amendment or supplement thereto.

                  "Permitted Subordinated Debt Intercreditor Agreement": means the Intercreditor and Subordination Agreement dated as of November 22, 2000, by and among Borrower, Administrative Agent, and Parent.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate": for the purpose of this Agreement means the rate of interest publicly announced from time to time by Bank of America, N.A. at its principal office in Charlotte, North Carolina as its prime rate or prime lending rate. This rate of interest is determined from time to time by Bank of America, N.A. as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Bank of America, N.A. to any particular class or category of customers of Bank of America, N.A.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(b) of this Agreement.

                  "Properties": as defined in Section 4.22.

                  "Pro Rata Share": as to any amount, the product of, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of all of the Term Loans then outstanding).

                  "PUDC": Pacific United Development Corporation, together with any and all Subsidiaries of Pacific United Development Corporation.

                  "PUDC Loan Documents": any and all documents and/or instruments now or hereafter entered into by PUDC in connection with any loans, financings or other credit facilities being or having been extended to PUDC.

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC
Reg. Section 4043.

                  "Required Lenders": at any time, Lenders, the aggregate Credit Exposures of which constitute at least 66-2/3% of the aggregate Credit Exposure of all Lenders at such time.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, the president, and the executive vice president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Payment": as defined in Section 7.6.

                  "Senior/Acquisition Loan Intercreditor Agreement": the Senior/Acquisition Loan Intercreditor Agreement, dated as of November 22, 2000, among the Administrative Agent, the Lenders, Bank of America, N.A., as administrative agent under the Engle Revolving Credit Facility Documents, and the lenders under the Engle Revolving Credit Facility Documents, as amended, supplemented and otherwise modified from time to time.

                  "Senior Notes": the 9.25% Senior Notes due 2008 of Engle issued pursuant to the Senior Notes Documents.

                  "Senior Notes Documents": the collective reference to (i) the Indenture, dated as of February 2, 1998, between Engle, the guarantors party thereto and American Stock Transfer & Trust Company, as trustee, (ii) the Indenture dated June 12, 1998, between the Borrower, the guarantors party thereto, and American Stock Transfer & Trust Company, as Trustee, and (iii) each other document executed in connection therewith, as each may be amended, supplemented or otherwise modified from time to time.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency), either directly or indirectly through another Subsidiary, to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and any and all Subsidiaries of such Subsidiaries of

Borrower. Without limiting the foregoing, the term "Borrower and its Subsidiaries" shall be deemed in all cases to include Newmark Corp.

                  "Term Loan": as defined in Section 2.1.

                  "Term Loans": any advances of the Term Loan made by any Lender under this Agreement.

                  "Term Loan Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

                  "Term Loan Commitment": as to any Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.1 in the amount set forth opposite such Lender's name on Schedule 1 under the caption "Term Loan".

                  "Term Loan Commitment Percentage": as to any Lender, the percentage equal to the quotient of such Lender's Term Loan Commitment divided by the aggregate Term Loan Commitments.

                  "Term Loan Maturity Date": the date which is six (6) months following the Term Loan Closing Date; provided, that the Term Loan Maturity Date may be extended for up to two additional periods of six (6) months and twelve
(12) months, respectively from the then current Term Loan Maturity Date at the request of the Borrower made at least 30 days, but in no event earlier than 60 days, prior to the then current Term Loan Maturity Date so long as a Responsible Officer has delivered to Administrative Agent an updated Pro Forma Balance Sheet certified as true and correct by a Responsible Officer and containing projections for the period ending on the proposed extended Term Loan Maturity Date, and so long as a Responsible Officer has certified to the Administrative Agent on behalf of Borrower, in form, content and substance acceptable to the Administrative Agent, that (i) no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect has occurred, and (ii) no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have paid to the Administrative Agent, for the ratable benefit of each Lender holding a Term Loan, an amortization payment agreed upon by the Administrative Agent and the Borrower at the time of any such extension.

                  "Term Note": a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit C attached hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.

                  "TO USA Pledge": that certain Note Pledge Agreement, dated as of the date hereof, by and between Parent and Administrative Agent.

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee": as defined in Section 10.6(f).

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Voting Interests": any and all shares of Capital Stock, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

                  "Westbrooke": Westbrooke Communities, Inc., together with any and all Subsidiaries of Westbrooke Communities, Inc.

                  "Westbrooke Loan Documents": any and all documents and/or instruments now or hereafter entered into by Westbrooke in connection with any loans, financings or other credit facilities being or having been extended to Westbrooke.

                  1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) All references herein to currency amounts shall be references to United States dollars.

                  (d) All reports, documentation, filings, financial statements and other materials to be provided hereunder by the Borrower, the Indemnitors and/or any of Borrower's subsidiaries shall be in English.

                  (e) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Term Loan") to the Borrower in one or more advances solely in connection with the purchase of the capital stock of Engle in an amount not to exceed the amount of the Term Loan Commitment of such Lender then in effect; provided, that the Term Loan Commitments shall terminate at 3:00 p.m., New York City time, on the Advance Deadline, if the Term Loan has not been made prior to that time. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.3 and 3.2.

                  2.2 Term Notes. Advances of the Term Loan of each Lender shall be evidenced by Term Notes of the Borrower, payable to the order of such Lender and representing the obligation of the Borrower to pay the amount of the Term Loan advanced by such Lender. Each Lender is hereby authorized to record the date, Type and amount of Term Loans made by it and the date and amount of each payment or prepayment of principal thereof and each Conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term Notes, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure of such Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of its Term Notes. Each Term Note shall (a) be dated the Closing Date or the effective date of each Term Loan advance made after the Closing Date, as applicable, (b) be stated to mature on the Term Loan Maturity Date, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in Section 3.1. Interest on the Term Notes shall be payable on the dates specified in Section 3.1(d). All outstanding principal of the Term Notes shall be due and payable on the Term Loan Maturity Date.

                  2.3 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice shall be in the form of Exhibit H attached hereto and must be received by the Administrative Agent prior to 10:00 a.m., New York City time, (a) three (3) Business Days prior to the (1) Term Loan Closing Date or the date of the requested advance of the Term Loan, as applicable, if all or any part of the Term Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the Term Loan Closing Date or the date of the requested Term Loan advance, as applicable, otherwise) requesting that the Lenders make the Term Loans on the Term Loan Closing Date and specifying (i) the Term Loan Closing Date or the effective date of the Term Loan advance, as applicable, (ii) the amount to be borrowed, (iii) whether the Term Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof, and (iv) if the Term Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m. on the Term Loan Closing Date each Lender shall make available to the Administrative Agent at its office specified in Section 10.2 the amount of such Lender's Pro Rata Share of such borrowing in immediately available funds. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS

                  3.1 Interest Rates and Payment Dates.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 5% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this Section plus 5%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph
         (c) of this Section shall be payable from time to time on demand.

                  3.2 Conversion and Continuation Options.

                  (a) The Borrower may elect from time to time to Convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election; provided, that any such Conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to Convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of Conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be Converted as provided herein; provided, that (i) no Loan may be Converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a Conversion is not appropriate, (ii) any such Conversion may only be made if, after giving effect thereto, Section 3.3 shall not have been contravened, and
(iii) no Loan may be converted into a Eurodollar Loan after the date that is one
(1) month prior to the date of the final installment of principal in the case of Conversions of Term Loans.

                  (b) Any Eurodollar Loans may be Continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no Eurodollar Loan may be Continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a Continuation is not appropriate, (ii) if, after giving effect thereto, Section 3.3 would be contravened or (iii) after the date that is one month prior to the date of the final installment of principal (in the case of Continuations of Term Loans) and provided, further, that if the Borrower shall fail to give such notice or if such Continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                  3.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, Conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Loan shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and in no event shall there be more than six Eurodollar Loans outstanding at any time.

                  3.4 Optional Prepayments.

                  The Borrower may, on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least ten days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 3.12 and accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments pursuant to this Section shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

                  3.5 Mandatory Prepayments.

                  (a) The Borrower shall, on the date that is 90 days from the date of receipt of the Net Proceeds by the Borrower, Newmark Corp. or Holdings Corp. from (i) the sale, lease, transfer or other disposition of any property or assets of the Borrower or any of its Subsidiaries other than in the ordinary course of its business, (ii) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness, (iii) the issuance or sale by the Borrower, the Indemnitors, or any of their respective Subsidiaries of any Capital Stock therein or any capital raises of Borrower, the Indemnitors, or any of their respective Subsidiaries, whether in the form of debt, equity or off-balance sheet transactions that result in capital raising, and (iv) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in subclause (i), (ii) or
(iii) of this Section 3.5, prepay an aggregate principal amount of the Loans in an amount equal to 100% of the amount of such Net Proceeds; provided that such prepayment shall not be required in respect of Net Proceeds that are invested or reinvested in assets used in the business of Borrower or any Subsidiaries, expended in the ordinary course of business, or paid to the administrative agent under the Engle Credit Agreement for application to the outstanding balance under the Engle Revolving Credit Facility Documents within 90 days of receipt of such Net Proceeds. Notwithstanding any provision herein to the contrary, to the extent an Event of Default has occurred or is continuing, all loan proceeds or advances of Permitted Subordinate Indebtedness received by Borrower, Newmark Corp. or Holdings Corp. shall be immediately paid to Administrative Agent to be applied to the outstanding balance of the Term Loan. Each prepayment of Loans pursuant to this Section 3.5 shall be applied to outstanding principal of the Term Loans until paid in full. Prepayments of Term Loans may not be reborrowed.

                  (b) In addition to any other principal curtailment payments required to be made by Borrower pursuant to this Section 3.5, the Borrower shall make a principal curtailment payment on the Loans in the amount of $15,800,000 upon the earlier to occur of (i) sixty (60) days after the acquisition by Holdings Corp. (through Acquisition Corp.) of more than 50% of the Capital Stock of Engle, or ninety (90) days after the Closing Date, such principal curtailment payment to be funded from either funds drawn under, and pursuant to, the Engle Revolving Credit Facility Documents or dividends derived from Holdings Corp. Such principal curtailment payment shall be accompanied by a written certification signed by a Responsible Officer and in form, content and substance reasonably acceptable to the Administrative Agent stating that the funds for such principal curtailment payment was funded solely from Alternative Funds, funds made available pursuant to the Engle Revolving Credit Facility Documents or dividends derived from Holdings Corp.

                  (c) In addition to any other principal curtailment payments on the Loans required to be made by Borrower pursuant to this Section 3.5, the Borrower shall make a principal curtailment payment on the Loans in the amount of $10,000,000 on May 1, 2001.

                  (d) In addition to any of the other principal curtailment payments on the Loans required to be made by Borrower pursuant to this Section 3.5, the Borrower shall make monthly principal curtailment payments on each Interest Payment Date in an amount equal to the difference between (i) the amount of interest due and owing with respect to the Loans for such month (to the extent paid, as required pursuant to this Agreement), and (ii) 50% of Engle's Consolidated Net Income for the immediately preceding calendar month. Each such principal curtailment payment shall be accompanied by a written certification signed by a Responsible Officer and in form, content and substance reasonably acceptable to the Administrative Agent stating that the amount of such principal curtailment payment represents the difference between (i) the amount of interest due and owing with respect to the Loans for such month, and (ii) 50% of Engle's Consolidated Net Income for the immediately preceding month.

                  (e) In addition to any of the other principal curtailment payments on the Loans required to be made by Borrower pursuant to this Section 3.5, from and after (i) June 1, 2001 the Borrower shall make quarterly principal curtailment payments on the first day of each March, June, September and December in an amount equal to the sum of (i) $35,000,000, and (ii) (a) from and after December 31, 2000 and continuing until December 31, 2001, 50% of the amount that is 60% of Newmark Corp.'s Consolidated Net Income for the immediately preceding calendar quarter, and (b) from and after December 31, 2001 and continuing until such time as the Loan has been repaid in its entirety, 70% of the amount that is 60% of Newmark Corp.'s Consolidated Net Income for the immediately preceding calendar quarter. Each such principal curtailment payment shall be accompanied by a written certification signed by a Responsible Officer and in form, content and substance reasonably acceptable to the Administrative Agent stating that the amount of such principal curtailment payment represents the sum of (i) $35,000,000 and (ii)(a) from and after December 31, 2000 and continuing until December 31, 2001, 50% of that amount that is 60% of Newmark Corp.'s Consolidated Net Income for the immediately preceding calendar quarter, and (b) from and after December 31, 2001 and continuing until such time as the Loan has been repaid in its entirety, 70% of the amount that is 60% of Newmark Corp.'s Consolidated Net Income for the immediately preceding calendar quarter.

                  3.6 Payments and Computation of Interest and Fees.

                  (a) The Borrower shall make each payment hereunder and under the Term Notes, irrespective of any right of counterclaim, deduction or set-off, not later than 11:00 A.M. (Charlotte, North Carolina time) on the day when due in U.S. dollars to the Administrative Agent at the account designated by the Administrative Agent in immediately available funds, with payments received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Term Notes to more than one Lender, to such Lenders for the accounts of their respective Applicable Lending Offices in accordance with their respective Pro Rata Share of the amounts of such respective Obligations payable to such Lenders at such time and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder solely to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.6, from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Term Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Term Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest, and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable.

Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Term Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such date an amount equal to the amount due such Lender on such date. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order of priority:

                           (i) first, to the payment of all of the fees,
                  indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date;

                           (ii) second, to the payment of all of the
                  indemnification payments, costs and expenses that are due and payable to the Lenders under Section 10.5 hereof and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                           (iii) third, to the payment of all of the amounts
                  that are due and payable to the Administrative Agent and the Lenders under Sections 3.10, 3.11 and 3.12 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date;

                           (iv) fourth, to the payment of all of the accrued and
                  unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

                           (v) fifth, to the payment of all of the accrued and
                  unpaid interest on the Loans that is due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

                           (vi) sixth, to the payment of the principal amount of
                  all of the outstanding Loans that is due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lenders on such date; and

                           (vii) seventh, to the payment of all other
                  Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Lenders on such date.

         If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Loans to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lenders Pro Rata Share of the sum of the aggregate principal amount of all Loans outstanding at such time in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lenders.

                  3.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been Converted on the first day of such Interest Period to Eurodollar Loans shall be Converted to or Continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be Converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or Continued as such, nor shall the Borrower have the right to Convert Loans to Eurodollar Loans.

                  3.8 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) (a) on account of Obligations due and payable to such Lender under or in respect of this Agreement or any of the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders at such time) of payments on account of the Obligations due and payable to all Lenders under or in respect of this Agreement and the other Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender under or in respect of this Agreement or any of the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders under or in respect of this Agreement and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders under or in respect of this Agreement and the other Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (A) the purchase price paid to such Lender Party to (B) the aggregate purchase price paid to all Lenders) of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (1) the amount of such other Lender's required repayment to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered; provided, further, that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Lender in respect of any particular class of Loan shall be shared on a pro rata basis only with other Lenders holding such class of Loan. The Borrower hereby agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 3.8 may, to the fullest extent permitted under applicable law, exercise all its rights of payment (including the right of setoff) with respect to such an interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such an interest or participating interest.

                  3.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, Continue Eurodollar Loans as such and Convert Domestic Dollar Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such Conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.12.

                  3.10 Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind
                  whatsoever with respect to this Agreement, any Term Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.11 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, Converting into, Continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.11 Taxes.

                  (a) All payments made by the Borrower under this Agreement and any Term Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Term Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) (A) if such Lender is a "bank" within the meaning
                  of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, or (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI, deliver (x) a certificate substantially in the form of Exhibit B (a "Non-Bank Status Certificate") and
                  (y) two completed and signed copies of Internal Revenue Service Form W-8 or successor applicable form;

                           (ii) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) in the case of a Non-Bank Status Certificate, that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Code, and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section; provided, that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  3.12 Indemnity. If any payment of principal of, or Conversion of, any Eurodollar Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Loan for any reason, or if the Borrower fails to make any payment or prepayment of a Eurodollar Loan for which a notice of prepayment has been given or that is otherwise required to be made for any reason, the Borrower shall, upon demand by such Lender (with a copy to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan and any anticipated lost profits in connection with the reallocation of funds, as reasonably determined by such Lender in its sole discretion. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.13 Lending Offices; Change of Lending Office.

                  (a) Loans of each Type made by any Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                  (b) Each Lender agrees that if it makes any demand for payment under Section 3.10 or 3.11(a), or if any adoption or change of the type described in Section 3.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 3.10 or 3.11(a), or would eliminate or reduce the effect of any adoption or change described in Section 3.9.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1 Financial Condition.

                  (a) The unaudited consolidated balance sheet of the Borrower, and its consolidated Subsidiaries as of December 31, 1999 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct, have been prepared in accordance with GAAP (except as to the requirement of preparation of, and disclosure in, notes to financial statements), and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of [September 30, 2000] and the related unaudited consolidated statements of income and of cash flows for the period commencing on January 1, 2000 and ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date, and the consolidated results of its operations and its consolidated cash flows for the period commencing on January 1, 2000 (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as to the requirement of preparation of, and disclosure in, notes to financial statements). Neither the Borrower nor any of its consolidated Subsidiaries had, as of the date of the most recent balance sheet referred to above, any material Contingent Obligation or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1999 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at the Closing Date.

                  (b) The pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of [September 30, 2000], certified by a Responsible Officer of the Borrower (the "Pro Forma Balance Sheet"), a copy of which has been provided to the Administrative Agent and each Lender, is the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on such date) to (i) the making of the Term Loans, (ii) the application of the proceeds of the foregoing in accordance with the terms of the Loan Documents, and (iii) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith as of the date of the Pro Forma Balance Sheet. The Pro Forma Balance Sheet presents fairly, on a pro forma basis, the consolidated financial position of the Borrower and its Subsidiaries as of the Term Loan Closing Date, assuming that the events specified in the preceding sentence had actually occurred on such date, based upon the reasonable estimates of Borrower's senior management, provided that neither Borrower nor its senior management is aware of or has any knowledge of any information, event, development or change that would make it unreasonable or inappropriate for Administrative Agent to rely on such Pro Forma Balance Sheet.

                  (c) The operating forecast and cash flow projections of the Borrower and its consolidated Subsidiaries, copies of which have heretofore been furnished to the Lenders, have been prepared in good faith on the basis of assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's and its consolidated Subsidiaries' best estimate of its future financial performance.

                  4.2 No Change. Since December 31, 1999, there has been no development or event which has had or could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

                  4.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and, as to the Borrower, each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Obligation, except that, pursuant to the terms of the Westbrooke Loan Documents, the consent of Ohio Savings Bank is required for the Borrower to enter into the Newmark Corp. Pledge, which consent has been delivered to Administrative Agent prior to or concurrently with the execution of this Agreement.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Obligations in any respect which could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

                  4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and defeasible title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property (i) of Borrower is subject to any Lien , or (ii) of any Subsidiary is subject to any Lien other than a Permitted Lien.

                  4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

                  4.10 No Burdensome Restrictions. No Requirement of Law or Obligation of the Borrower or any of its Subsidiaries could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

                  4.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. Except as disclosed in writing to the Administrative Agent and the Lenders from time to time after the date of this Agreement, Schedule 4.15 sets forth (in the form of a chart) the name of each direct or indirect Subsidiary of the Borrower, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

                  4.16 Accuracy and Completeness of Information. Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent, the Arranger or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents (other than any information, exhibit, or report generated by the Administrative Agent, the Arranger, and Lender, the administrative agent under the Engle Revolving Credit Facility Documents or any lender under the Engle Revolving Credit Facility Documents and relating to the terms of the Loan Documents or the Engle Revolving Credit Facility Documents or the structure of the financings contemplated hereby or thereby) contains any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances in which any such statements were made, not misleading.

                  4.17 Labor Relations. No Loan Party is engaged in any unfair labor practice which could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect. There is (a) no unfair labor practice compliant pending or, to the best knowledge of each Loan Party and each of the Subsidiaries, threatened against a Loan Party before the National Labor Relations Board which could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Loan Party, threatened against a Loan Party; and (c) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of a Loan Party and no union organizing activities are taking place with respect to any thereof.

                  4.18 Insurance. Each Loan Party has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 4.18, which insurance meets the requirements of Section 6.5 as of the date hereof and the Closing Date.

                  4.19 Solvency. After giving effect to the incurrence of all Indebtedness and obligations being incurred on or prior to such date in connection herewith and therewith and after giving effect to the making of each Loan, (i) the amount of the "present fair saleable value" of the assets of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount of all "liabilities of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors,
(ii) the present fair saleable value of the assets of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) neither the Borrower nor the Borrower and its Subsidiaries, taken as a whole, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) each of the Borrower and the Borrower and its Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature. For purposes of this Section 4.19, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  4.20 Limited Assets. As of the date hereof, Borrower owns no assets other than eighty percent (80%) of the Capital Stock of Newmark Corp., one-hundred percent (100%) of the Capital Stock of Holdings Corp., one hundred percent (100%) of the Capital Stock of Technical Olympic Nevada, Inc. (which is the ninety-nine percent limited partner of Techolym, L.P.) and the one percent (1%) general partner interest in Techolym, L.P., except for computer equipment and miscellaneous de minimis office assets utilized in its day-to-day operations.

                  4.21 Purpose of Loans. The proceeds of the Term Loans shall be used solely to purchase the outstanding Capital Stock of Engle Homes Inc. and to pay fees and expenses (subject to prior written approval of such fees and expenses by the Administrative Agent) incurred in connection herewith and therewith.

                  4.22 Environmental Matters. Except as set forth on Schedule
4.22 attached hereto,

                  (a) To the best of Borrower's knowledge, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a material violation of, or (ii) could reasonably be expected to give rise to material liability under, any Environmental Law.

                  (b) To the best of Borrower's knowledge, the Properties and all operations at the Properties are in compliance, and have in the last three years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) To the best of Borrower's knowledge, materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to material liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) To the best of Borrower's knowledge, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to material liability under Environmental Laws.

                  4.23 Organizational Structure. Attached hereto as Schedule
4.23 is a full, complete and current description of the ownership of Borrower, the Indemnitors and each of their respective Subsidiaries.

                  4.24 Hedging Strategies. Borrower currently has no interest rate hedging strategies or policies.

                  SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received:

                           (i) this Agreement and each of the other Loan
                  Documents, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender;

                           (ii) for the account of each Lender having a Term
                  Loan Commitment, a Term Loan Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower;

                           (iii) the Senior/Acquisition Loan Intercreditor
                  Agreement, executed and delivered by a duly authorized officer of the Administrative Agent, the Lenders, the administrative agent under the Engle Revolving Credit Facility Documents and the lenders under the Engle Revolving Credit Facility Documents; and

                           (iv) the Permitted Subordinated Debt Intercreditor
                  Agreement, executed and delivered by a duly authorized officer of the Administrative Agent, Borrower, and Parent.

                  (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, a true and correct copy (as certified by a Responsible Officer of Borrower) of all (i) Engle Acquisition Documents, (ii) Newmark L.P. Revolving Credit Facility Documents, (iii) Engle Revolving Credit Facility Documents, PUDC Loan Documents, Westbrooke Loan Documents and all other documents and instruments relating to any other Indebtedness of the Borrower and/or its Subsidiaries and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any other material contract to which the Borrower, the Indemnitors or any of their respective Subsidiaries may be a party.

                  (c) Revolving Credit Loans. The Engle Revolving Credit Facility Documents shall have been duly executed and delivered by the parties thereto.

                  (d) Financial Projections. The Administrative Agent shall have received, with a counterpart for each Lender, Borrower's pro forma operating forecast and cash flow projections of Borrower and its consolidated Subsidiaries for the two-year period following the Closing Date, such pro forma projections to be certified as true, complete and correct by a Responsible Officer of Borrower and to be otherwise in form, content and detail reasonably acceptable to the Administrative Agent.

                  (e) Secretary's Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (f) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing
(i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (g) Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (h) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                  (i) Good Standing Certificates. The Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization and
(ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

                  (j) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Section 4.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and reasonably substance satisfactory to the Administrative Agent.

                  (k) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date.

                  (l) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) the executed legal opinion of Vinson & Elkins,
                  L.L.P., counsel to the Loan Parties, substantially in the form of Exhibit F; and

                           (ii) the executed legal opinion of Vinson & Elkins,
                  special counsel to the Loan Parties with respect to bankruptcy matters relating to the non-consolidation of Borrower and Holdings Corp. in the event of a bankruptcy or insolvency proceeding (the "Insolvency Opinion");

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (m) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of each Loan Party, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

                  (n) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 6.5 hereof shall have been satisfied.

                  (o) Management Employment Agreements. The Administrative Agent shall have received true and complete copies of all employment agreements relating to senior management of the Loan Parties, in each case in the form delivered to Administrative Agent prior to the date of this Agreement or with only such amendments, supplements, and modifications thereto as shall be reasonably acceptable to the Administrative Agent.

                  (p) Tax Sharing Agreement. The Administrative Agent shall have received and be reasonably satisfied with all tax sharing arrangements relating to the Loan Parties, Borrower, Newmark Corp., and any other Subsidiary of Borrower.

                  (q) Tender Offer. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that the tender offer of Acquisition Corp. to purchase the Capital Stock of Engle is successful with respect to more than fifty percent of the Capital Stock of Engle.

                  (r) Equity Contribution. Borrower shall have made the Equity Contribution.

                  (s) Holdings Corp. Cash Collateral Account. The Borrower and Holdings Corp. shall have established the Holdings Corp. Cash Collateral Account with the Administrative Agent and all actions necessary or advisable in the reasonable judgement of the Administrative Agent in order to perfect its security interest thereon shall have been completed to the reasonable satisfaction of the Administrative Agent.

                  (t) Newmark Corp. Cash Collateral Account. The Borrower and Newmark Corp. shall have established Newmark Corp. Cash Collateral Account with the Administrative Agent and all actions necessary or advisable in the reasonable judgement of the Administrative Agent in order to perfect its security interest thereon shall have been completed to the reasonable satisfaction of the Administrative Agent.

                  (u) No Material Adverse Effect. Since September 30, 2000, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect; provided, that, for purposes of this condition, a Material Adverse Effect shall not be deemed to have occurred solely as a result of (i) changes in GAAP, (ii) the proposal, passage or implementation of any legislation adopting growth initiatives in the home building industry in one or more jurisdictions within the United States or (iii) changes in general economic conditions (including, without limitation, changes in interest rates).

                  (v) Notice of Default under Newmark L.P. Revolving Credit Facility Documents. Borrower shall have delivered to Administrative Agent a copy of written irrevocable direction to Bank of America, N.A. to send Administrative Agent or its designee copies of all written notices of default sent by Bank of America, N.A. to Newmark Homes, L.P. under the Newmark Homes L.P. Revolving Credit Facility Documents.

                  5.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or would result from the extension of credit to be made on such date or from the application of the proceeds therefrom.

                  (c) No Material Adverse Effect. No event or circumstance shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                  (d) Advance Deadline. The Loan is made prior to the Advance Deadline.

                  (e) Fees, Expenses. Borrower has paid the total costs, fees and expenses (which costs, fees and expenses are subject to the prior written approval of the Administrative Agent) which Borrower has and will incur in connection with the acquisition of all of the Capital Stock of Engle to be acquired after the initial Loan.

                  (f) Advance Formula. The amount of each Loan shall be made based upon the number of shares of Capital Stock of Engle purchased by Borrower for which no previous Loan has been made and shall be calculated in accordance with the Advance Formula; provided, however, in no event shall the aggregate amount of all Loans at any time exceed the lesser of (i) $135,000,000, and (ii) the amount to which the Borrower is entitled pursuant to the Advance Formula.

                  (g) Additional Matters. The Administrative Agent shall have received such other approvals, opinions, documents and information as the Administrative Agent may reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 5.2 have been satisfied.

                  5.3 Determinations Under Sections 5.1 and 5.2. For purposes of determining compliance with the conditions specified in Sections 5.1 and 5.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date, specifying its objection thereto and, if the extensions of credit to be made on each such date consists of making Loans, such Lender shall not have made available to the Administrative Agent such Lender's Pro Rata Share of such Loans.

                  SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and each of its consolidated Subsidiaries (except Engle and Newmark Corp.), certified by a Responsible Officer as being true, correct and complete as of the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and noting any discrepancies between such unaudited balance sheets and the audited balance sheets of Engle and/or Newmark Corp. to be provided pursuant to Section 6.1(b) below;

                  (b) as soon as available, but in any event within 90 days after the end of each fiscal year of Engle, a copy of the audited consolidated balance sheet of Engle and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year;

                  (c) as soon as available, but in any event within 90 days after the end of each fiscal year of Newmark Corp., a copy of the audited consolidated balance sheet of Newmark Corp. and its consolidated Subsidiaries as of the end of each such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year;

                  (d) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and each of its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (except as to the requirement of preparation of, and disclosure in, notes to financial statements) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender,

                  (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a), (b), (c) and (d), a certificate of a Responsible Officer (i) stating that during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) comparing actual financial results to projected performance for such period, with a detailed discussion of any variances;

                  (b) not later than thirty days prior to August 1 and February 1 of each year, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for each quarter of the immediately succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (c) not later than thirty days prior to August 1 and February 1 of each year, a land inventory analysis report, in form and substance satisfactory to the Administrative Agent showing as to the Borrower and each of its Subsidiaries, inventory of sold but unclosed housing units together with a schedule indicating (1) project name, (2) location, (3) number of lots/units,
(4) closed lots/units, (5) remaining lots/units, (6) lots/units completed or under construction (segregated by sold, spec, leased and model lots/units), (7) lots/units sold but not started, (8) lots/units under contract and (9) lots/units not sold and not under construction and (iii) a report of monthly sales, on a per project basis, in form and substance reasonably satisfactory to the Administrative Agent;

                  (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower and/or its consolidated Subsidiaries sends to their respective stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) during the month of November in each calendar year, a report of a reputable insurance broker with respect to the insurance maintained by the Borrower and its Subsidiaries in accordance with Section 6.5 of this Agreement, and such supplemental reports as the Administrative Agent may from time to time request;

                  (f) concurrently with the delivery thereof by Engle to the administrative agent under the Engle Revolving Credit Facility Documents, all financial statements and related information with respect to Engle and its Subsidiaries including, without limitation, all certificates, reports, projections and schedules of computations used by Engle in determining its compliance with the financial covenants set forth in the Engle Credit Agreement and Borrowing Base Certificates (as that term is defined in the Engle Credit Agreement);

                  (g) concurrently with the delivery to the Administrative Agent and the Lenders of each of the schedules of computations as referenced in subparagraph (f) above, separate schedules of the computations used by the Borrower in determining that there has not occurred an Event of Default hereunder pursuant to Section 8(q) below; and

                  (h) concurrently with the delivery thereof by Newmark L.P. to the administrative agent under the Newmark L.P. Revolving Credit Facility Documents, all financial statements and related information with respect to Newmark L.P. and its Subsidiaries including, without limitation, all certificates, reports, projections and schedules of computations used by Newmark Corp. in determining its compliance with the financial covenants set forth in the Newmark L.P. Credit Agreement and Compliance Certificates (as that term is defined in the Newmark L.P. Credit Agreement), but only to the extent such information is required under the Newmark L.P. Revolving Credit Facility Documents;

                  (i) concurrently with the delivery to the Administrative Agent and the Lenders of each of the Compliance Certificates as referenced in subparagraph (i) above, separate schedules of the computations used by the Borrower in determining that there has not occurred an Event of Default hereunder pursuant to Section 8(r) below; and

                  (j) concurrently with the delivery thereof by PUDC to the administrative agent or lender under the PUDC Loan Documents, all financial statements and related information with respect to PUDC and its Subsidiaries including, without limitation, all certificates, reports, projections and schedules of computations used by PUDC in determining its compliance with the financial covenants set forth in the PUDC Loan Documents, but only to the extent such information is required by the PUDC Loan Documents;

                  (k) concurrently with the delivery thereof by Westbrooke to the administrative agent or lender under the Westbrooke Loan Documents, all financial statements and related information with respect to Westbrooke and its Subsidiaries including, without limitation, all certificates, reports, projections and schedules of computations used by Westbrooke in determining its compliance with the financial covenants set forth in the Westbrooke Loan Documents, but only to the extent such information is required by the Westbrooke Loan Documents;

                  (l) not later than 30 days after the first day of each calendar quarter, a written certificate of a Responsible Officer stating that during such period (i) Engle has not violated any of the financial covenants set forth in Sections 10.1 through 10.17, inclusive, of the Engle Credit Agreement; and (ii) Newmark, L.P. is not within ten percent (10%) of violating any of the financial covenants set forth in Section 1.1 through 1.6, inclusive (pages 81 and 82) of the Newmark, L.P. Credit Agreement;

                  (m) not later than one Business Day after the acquisition by Holdings Corp. (through Acquisition Corp.) of more than 50% of the Capital Stock of Engle, Borrower shall deliver to Administrative Agent a written certification from a Responsible Officer, in form and substance satisfactory to Administrative Agent, stating that such acquisition has occurred, and specifying the amount of Capital Stock of Engle acquired by Holdings Corp. (through Acquisition Corp.) on such date; and

                  (n) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Compliance with Laws, Etc.

                  (a) Comply, in all material respects, with all applicable Requirements of Law, such compliance to include, without limitation, compliance with ERISA, except where failure to so comply could not reasonably be expected to result in or have a Material Adverse Effect.

                  (b) Without limitation of clause (a) of this Section 6.3, (i) comply (and require all lessees and other Persons operating or occupying any of its properties to comply, in all material respects, with all of the applicable Environmental Laws and the Environmental Permits applicable to such Person or its operations or properties; (ii) obtain and renew all of the Environmental Permits necessary for the ownership or operation of their respective properties or the conduct of their respective businesses as now conducted and as proposed to be conducted; and (iii) conduct any investigation, study, sampling or testing, and undertake any cleanup, removal, remedial or other action, necessary to remove and clean up all of the Materials of Environmental Concern from any of its properties in accordance with the requirements of all applicable Environmental Laws, except, in the case of clause (ii) or (iii) of this Section 6.3(b), where the failure to obtain or renew any such Environmental Permit, to conduct any such investigation, study, sampling or testing or to undertake any such cleanup, removal, remedial or other action, either individually or in the aggregate, could not reasonably be expected (A) whether individually or in the aggregate, to have a Material Adverse Effect or (B) to subject the Borrower or any of its Subsidiaries to any criminal penalty or liability or to subject the Administrative Agent or any of the Lenders to any criminal penalty or liability or (except for nonmaterial fines for which the Administrative Agent or such Lender is fully indemnified under Section 10.5) any civil penalty or liability; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action otherwise required under this Section 6.3(b) to the extent that the amount, applicability or validity thereof is being contested in good faith and by proper proceedings diligently conducted and appropriate and adequate reserves are being maintained by the Borrower or its applicable Subsidiary with respect to such circumstances in accordance with GAAP.

                  6.4 Payment of Taxes Etc. Pay and discharge to the extent due and payable and before the same shall become delinquent, (i) all federal, state and other material taxes, assessments, reassessments, levies and other governmental charges imposed upon it or upon its property, assets, income or franchises and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property and assets or any part thereof, provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, reassessment, levy, charge or claim the amount, applicability or validity of which is being contested in good faith and by proper proceedings diligently conducted and as to which appropriate and adequate reserves are being maintained by the Borrower or its applicable Subsidiary in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable against its other creditors.

                  6.5 Maintenance of Insurance. Maintain insurance for their respective properties, assets and businesses (i) with insurance companies or associations that have, or that have directly reinsured such insurance with insurance companies or associations that have, an A.M. Best Company claims paying ability rating of at least "A-" (or the then equivalent rating) and (ii) of such types (including, without limitation, insurance against theft and fraud and against loss or damage by fire, explosion or hazard of or to property and general public liability insurance), in such amounts and with such deductibles, covering such casualties and contingencies and otherwise on such terms as are at least as favorable as those usually carried by companies of established reputations engaged in similar businesses and owning similar properties and assets in the same general areas in which the Borrower or its applicable Subsidiary operates or as may otherwise be required by applicable Requirements of Law, all of which insurance shall name the Administrative Agent as lender loss payee, in the case of property or casualty insurance, and as an additional insured, in the case of liability insurance.

                  6.6 Preservation of Corporate Existence, Etc. Preserve and maintain its existence, legal structure, organization, rights (statutory and pursuant to its Governing Documents), permits, licenses, approvals, privileges and franchises; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any permit, license, approval, privilege or franchise if the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders or, solely in the case of any such permit, license or qualification to do business as a foreign corporation, limited partnership or limited liability company in any jurisdiction, that the loss thereof, either individually or in the aggregate, could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

                  6.7 Visitation Rights. At any reasonable time during normal business hours and with not less than two Business Days' prior notice, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof (so long as such agents or representatives are or agree to be bound by the provisions of Section 10.15, to examine and make copies of and abstracts from the records and books of account of, and to visit the properties of, the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and/or any of its Subsidiaries with any of their officers or directors and with their independent public accountants (and, in furtherance thereof, the Borrower shall deliver to any independent public accountants engaged by the Borrower or any of its Subsidiaries alter the date of this Agreement a letter from the Borrower, on behalf of itself and its Subsidiaries, advising such accountants that the Administrative Agent, on behalf of the Lenders, has been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information relating to the financial condition, operations or performance of the Borrower or any of its Subsidiaries that they may have and directing such accountants to comply with any reasonable request of the Administrative Agent for such information).

                  6.8 Keeping of Books. Keep proper books of record and account in which accurate entries shall be made of all of the financial transactions and the property, assets and businesses of the Borrower and each of its Subsidiaries (including, without limitation, the establishment and maintenance of adequate and appropriate reserves) in accordance with GAAP and all applicable Requirements of Law.

                  6.9 Maintenance of Properties, Etc. (i) Maintain and preserve all of its material properties that, either individually or in the aggregate, are necessary in the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, and
(ii) make, from time to time, all repairs, renewals, additions, replacements, betterments and improvements of such properties that are reasonably necessary in order to permit the business and activities carried on in connection therewith to be properly conducted at all times.

                  6.10 Notices. Deliver to the Administrative Agent and each
Lender:

                  (a) as soon as possible and in any event within three Business Days after the occurrence of each Default or any event, development or occurrence that, either individually or in the aggregate, could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect continuing on the date of such statement;

                  (b) promptly and in any event within five Business Days after receipt thereof, notice of any actual, pending or threatened suspension. termination or revocation of any of the Governmental Authorizations of the Borrower or any of its Subsidiaries that is necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as now conducted and as proposed to be conducted, or any enjoinment, barring or suspension of the ability of the Borrower or any such Subsidiary to conduct any of its businesses in the ordinary course;

                  (c) promptly and in any event within five Business Days after knowledge of the commencement thereof, notice of all actions, suits, investigations, litigation, arbitrations and proceedings against or affecting the Borrower or any of its Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any Governmental Authority of any kind (i) that. either individually or in the aggregate, could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect or (ii) that could reasonably be expected to adversely affect the legality, validity, binding effect or enforceability of any aspect of the Transaction, any of the Loan Documents or any of the other transactions contemplated thereby (and, in each case, upon the reasonable request of the Administrative Agent, any other information available to the Borrower or any of its Subsidiaries with respect to any of the foregoing that would enable the Administrative Agent and the Lender Parties to more fully evaluate such action, suit, investigation. litigation, arbitration or proceeding, unless the applicable Loan Party or Subsidiary of a Loan Party is precluded from disclosing any such report or statement pursuant to a confidentiality agreement with the applicable Governmental Authority);

                  (d) as soon as possible and in any event within thirty days after the Borrower knows or has reason to know thereof, notice of (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) within ten Business Days after receipt thereof, copies of all Revenue Agent Reports (Internal Revenue Service form 886) or other written proposals of the Internal Revenue Service that propose, determine or otherwise set forth adjustments (whether positive or negative) to the United States federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(l) of the Code) of which the Borrower is a member aggregating $500,000 or more; (ii) promptly and in any event within five Business Days after the due date (after giving effect to all applicable extensions) for filing the final federal income tax return in respect of each taxable year of the Borrower, a certificate of the Borrower, duly executed by a Responsible Officer thereof, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(l) of the Code) of which the Borrower is a member has paid to the Internal Revenue Service or other relevant taxation authority the full amount that such affiliated group is required to pay in respect of United States federal income taxes for such taxable year (other than any portion of such amount which is being contested in good faith and by proper proceedings diligently conducted and as to which appropriate and adequate reserves are being maintained in accordance with GAAP) and that the Borrower and each of its Subsidiaries have received any amount payable to them, and have not paid amounts in respect of taxes (federal, state, local or foreign) in excess of the amount the Borrower or such Subsidiary is required to pay, under the established tax sharing arrangements of the Borrower and its Affiliates in respect of such taxable year; and (iii) promptly and in any event within ten Business Days after receipt thereof, copies of the determination of any request for a ruling or determination letter from the Internal Revenue Service or any other taxation authority or Governmental Authority regarding the actual or asserted tax liability or deficiency of the Borrower or any of its Subsidiaries.

                  (f) promptly and in any event within five Business Days after the assertion or occurrence thereof:

                           (i) notice of any condition or occurrence on or
                  arising from any property owned or operated by the Borrower or any of its Subsidiaries that resulted or is alleged to have resulted in noncompliance in any material respect by the Borrower or such Subsidiary with any applicable Environmental Law or Environmental Permit;

                           (ii) any condition or occurrence on any property
                  owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such property to be subject to any material restrictions on the ownership, occupancy or use thereof or on the transferability of such property by the Borrower or its applicable Subsidiary under any Environmental Law; and

                           (iii) the taking of any removal or remedial action
                  involving material costs or liabilities in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law, any Environmental Permit or any Governmental Authority.

                  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  6.11 Intentionally Deleted.

                  6.12 Employment Agreement. The Administrative Agent shall have the right to approve any material terms and conditions all compensation and employment agreements for senior management personnel of the Borrower and its Subsidiaries, and any material amendments or modifications to such compensation and employment agreements, which approval shall not be unreasonably withheld or delayed.

                  6.13 Capital Raises. Any capital raises of Borrower, the Indemnitors and/or any of their respective Subsidiaries, whether in the form of debt, equity, preferred equity, or off-balance sheet transactions that result in cash or capital raising, shall by applied to repayment of the Loans. Notwithstanding the foregoing, the revaluing of an existing asset shall not be deemed to be a capital raise hereunder.

                  6.14 Indemnification. The Borrower hereby agrees to pay, protect, defend and save the Administrative Agent and the Lenders harmless from and against, and hereby indemnifies the Administrative Agent and the Lenders from and against, any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, attorneys' fees), causes of action, suits, claims, demands and judgments of any nature of description whatsoever (collectively, "Costs") which may at any time be imposed upon, incurred by or awarded against the Administrative Agent and the Lenders as a result of (i) the failure of the Borrower to perform and comply with, or cause the Indemnitors or any of the Borrower's or Indemnitors' Subsidiaries to perform and comply with any agreement, covenant or required action required pursuant to the terms of this Agreement and/or any other Loan Document to be performed or complied with by any of the foregoing, or (ii) any claim, action or proceeding being asserted against the Administrative Agent or any Lender arising out of the actions taken by the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document (other than arising out of the Administrative Agent's or any such Lender's gross negligence or willful misconduct), including, but not limited to, any claims filed against Administrative Agent or any Lender by shareholders of Borrower, shareholders of Newmark Corp., shareholders of Holdings Corp., shareholders of Engle, shareholders of Indemnitors, or shareholders of any of Borrowers' or Indemnitors' Subsidiaries; or (iii) any breach by Borrower of its representations and warranties contained in Section
4.22 of this Agreement.

                  SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit or allow any of its Subsidiaries to, directly or indirectly, except to the extent expressly permitted under the Engle Credit Agreement, the PUDC Loan Documents, the Newmark L.P. Revolving Credit Documents, and the Westbrooke Loan Documents, as such documents may be amended, modified, or supplemented:

                  7.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of Borrower under this Agreement and the other Loan Documents;

                  (b) Indebtedness of Engle under the Engle Revolving Credit Facility Documents and the Senior Notes;

                  (c) Indebtedness of Newmark L.P. under the Newmark L.P. Revolving Credit Facility Documents;

                  (d) Indebtedness of PUDC under the PUDC Loan Documents;

                  (e) Indebtedness of Westbrooke under the Westbrooke Loan Documents; and

                  (f) Permitted Subordinated Indebtedness; provided, however, that Borrower shall not be permitted to create, incur, or suffer to exist any Permitted Subordinate Indebtedness if an Event of Default has occurred or is continuing.

                  7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Borrower and/or its Subsidiaries, as applicable, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any such Subsidiary, as the case may be; and

                  (f) Liens in effect as of the date of this Credit Agreement and which are permitted under the Westbrooke Loan Documents, the PUDC Loan Documents or the Newmark L.P. Credit Agreement;

                  7.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

                  7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, pledge, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Capital Stock, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business; provided, that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in
Section 3.5(a);

                  (b) the sale of inventory or property in the ordinary course of business; and

                  (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

                  7.6 Limitation on Dividends. Except as otherwise specifically provided for in this Agreement, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, or issue or grant any warrants, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments").

                  7.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents; and

                  (c) investments by the Borrower in Newmark Corp. or Holdings Corp.;

                  7.8 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the interest rate or extend the date for payment of interest thereon).

                  7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  7.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  7.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower or any Subsidiary to end on a day other than December 31.

                  7.12 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  7.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto or expand the existing businesses of the Borrower or any of its Subsidiaries into geographic locations which are not core markets that are acceptable to the Administrative Agent.

                  7.14 Governing Documents. Amend its certificate of incorporation, partnership agreement or other Governing Documents, without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.

                  7.15 Limitation on Subsidiary Formation. Form any Subsidiary unless (i) such Subsidiary becomes a co-borrower under all of the Loan Documents, (ii) such Subsidiary incurs no Indebtedness and at no times owns any property or assets other than property or assets owned as of the Closing Date by Borrower, and (iii) the creation of such Subsidiary will not have a Material Adverse Effect; provided, however, that the foregoing limitation shall not prohibit (i) Newmark Corp. from forming any Subsidiary or any Newmark Corp. Subsidiary from forming any Subsidiary or (ii) to the extent permitted under the Engle Revolving Credit Facility Documents, Engle from forming any Subsidiary or any Engle Subsidiary forming any Subsidiary.

                  7.16 Equity Interests. Create any equity interests (including, without limitation preferred equity) unless, upon the creation of such interests, sufficient capital is raised repay the Loans in full and the Loans are in fact repaid in full.

                  SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) (i) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under the other Loan Documents, when due in accordance with the terms thereof or hereof, and in each case under this clause (ii) such failure shall remain unremedied for at least two (2) Business Days after the same becomes due; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Section 7; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) (i) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on, or any other amount payable in respect of, one or more items of Indebtedness of the Loan Parties and their Subsidiaries (excluding Indebtedness outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $1,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Indebtedness; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Indebtedness of the Loan Parties and their Subsidiaries (excluding Indebtedness outstanding hereunder) that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal or notional amount of at least $1,000,000, and such other event or condition shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or
(iii) one or more items of Indebtedness of the Loan Parties and their Subsidiaries (excluding Indebtedness outstanding hereunder) that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal or notional amount (or, in the case of any Hedge Agreement, that has an Agreement Value) of at least $1,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) (i) Borrower or any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Borrower or any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Borrower or any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) Borrower or any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or order for the payment of money shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of at least ten days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 8(h) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                  (i) One or more judgments or order for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against one or more of any Indemnitor or any of its Subsidiaries and shall remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of at least ten days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 8(i) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                  (j) One or more nonmonetary judgments or orders (including, without limitation, writs or warrants of attachment, garnishment, execution, distraint or similar process) shall be rendered against any Loan Party or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there shall be any period of at least ten days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k) Any "event of default" (however defined) shall have occurred and be continuing under any of (i) the Engle Revolving Credit Facility Documents, (ii) the Newmark L.P. Revolving Credit Documents, (iii) the Adler Loan Documents, (iv) the PUDC Loan Documents, or (v) the Westbrooke Loan Documents, in any case after the expiration of any applicable notice and/or cure period specified in the applicable documents; or

                  (l) The Borrower shall cease to own 100% of the issued and outstanding Capital Stock of Holdings Corp.; or

                  (m) The Borrower shall cease to own 80% of the issued and outstanding Capital Stock of Newmark Corp.; or

                  (n) Borrower shall do any of the following: (i) incur Indebtedness other than the Term Loan in violation of this Agreement, (ii) grant any Lien on any of its property in violation of this Agreement, other than a pledge of Capital Stock of its Subsidiaries in connection with the Term Loan,
(iii) make any Restricted Payments, (iv) enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business or (vi) make loans, advances or investments in any Person in violation of this Agreement; or

                  (o) Borrower or any Subsidiary shall fail to maintain any license required for the operation of its business, the failure of which would have a Material Adverse Effect; or

                  (p) Borrower's failure to comply with Section 6.13 hereof; or

                  (q) Engle shall, at any time be in default beyond any notice and cure period (including, without limitation, any violation of any of the financial covenants set forth in Sections ____ through ____, inclusive, of the Engle Credit Agreement) whether or not waived by the lender under the Engle Revolving Credit Facility Documents;

                  (r) Newmark L.P. shall, at any time, be in default beyond any notice and cure period under, or shall at any time, be within ten percent (10%) of violating any of Sections ___ through ___, inclusive, of, the Newmark L.P. Revolving Credit Agreement Documents;

                  (s) Any action is brought for any violation by Borrower, the Indemnitors or any of their respective Subsidiaries of 96 U.S.C.A. Section 1961 et seq. (Racketeer Influenced and Corrupt Organizations);

                  (t) If the Newmark L.P. Revolving Credit Agreement Documents, the PUDC Loan Documents or the Westbrooke Loan Documents are amended, modified, or supplemented in any way without the prior written consent of Administrative Agent, which consent may be withheld in Administrative Agent's sole and absolute discretion;

                  (u) There shall occur a Change of Control;

                  (v) Bank of America, N.A. or its successor or any permitted assignee of Bank of America, N.A.'s rights and obligations under the Senior/Acquisition Loan Intercreditor Agreement defaults in the observance or performance of any covenant or agreement by Bank of America, N.A. under the Senior/Acquisition Loan Intercreditor Agreement; or

                  (w) Parent or its successor or any permitted assignee of Parent's rights and obligations under the Permitted Subordinated Debt Intercreditor Agreement defaults in the observance or performance of any covenants or agreements by Parent under the Permitted Subordinated Debt Intercreditor Agreement or if any provision of the Permitted Subordinated Debt Intercreditor Agreement shall ever be ruled as unenforceable by a court of competent jurisdiction.

                  then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  SECTION 9. THE ADMINISTRATIVE AGENT

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Credit Exposure Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any of the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
(a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 5.1 or 5.2; (ii) change the number of Lenders or the percentage of the Commitments or the aggregate outstanding principal amount of Loans that, in each case, shall be required for the Lenders or any of them to take any action hereunder or thereunder; (iii) amend Section 3.8 or this Section 10.1; (iv) increase the Commitments of the Lenders; (v) reduce the principal of, or stated rate of interest on, the Notes or any fees or other amounts payable hereunder; (vi) postpone any date scheduled for any payment of principal of, or interest on, the Notes or any date fixed for any payment of fees hereunder or under any other Loan Document; or (vii) change the order of application of any reduction in the Commitments or any prepayment of Loans between the Term Loans from the application thereof set forth in the applicable provisions of Sections
3.4 and 3.5, respectively, in any manner that materially affects the Lenders holding Term Loans and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under, or is owed any amounts under or in respect of, the Term Loan Commitments if such Lender is directly affected by such amendment, waiver or consent: (i) increase the Commitments of such Lender; (ii) reduce the principal of, or stated rate of interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; (iii) postpone any date scheduled for any payment of principal of, or interest on, the Notes or any date fixed or any payment of fees hereunder or any other Loan Documents; or (iv) change the order of application of any reduction in the Commitments or any prepayment of Loans between the Term Loans from the application thereof set forth in the applicable provisions of Section 3.4 and 3.5, respectively, in any manner that materially affects the Lenders under such holding Term Loans; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Lenders required above to take such action, affect the rights or obligations of the Lenders, under this Agreement; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding any of the foregoing provisions of this Section 10.1, none of the defined terms set forth in Section 1.1 shall be amended, supplemented or otherwise modified in any manner that would change the meaning, purpose or effect of this Section 10.1 or any section referred to herein unless such amendment, supplement or modification is agreed to in writing by the number and percentage of Lenders (and the Administrative Agent, if applicable) otherwise required to amend such section under the terms of this Section 10.1.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

        The Borrower:             Technical Olympic USA, Inc.
                                  3624 Long Prairie Road,
                                  Suite 209
                                  Flower Mound, Texas  75022
                                  Attention:  Tommy McAden
                                  Fax:  (972) 899-8804
                                  Telephone:  (972) 899-8800


        with a copy to:           Technical Olympic USA, Inc.
                                  1200 Soldiers Field Drive
                                  Sugar Land, Texas  77479
                                  Attention:  Holly Hubenak
                                  Fax:  (281) 243-0116
                                  Telephone: (281) 243-0127


        The Administrative Agent: Banc of America Mortgage Capital Corporation
                                  100 N. Tryon Street, 15th Floor
                                  Charlotte, NC  28255
                                  Attention:  Mezzanine Finance
                                  Fax:  (704) 386-2856
                                  Telephone:  (704) 388-5340


        with a copy to:           Bank of America, N.A.
                                  6610 Rockledge Drive
                                  6th Floor
                                  Bethesda, Maryland  20817
                                  Attention:  Eleanor Mitchell-Wharton
                                  Fax:  (301) 571-9093
                                  Telephone:  (301)
        and with a copy to:       Cadwalader, Wickersham & Taft
                                  227 West Trade Street, Suite 2400
                                  Charlotte, North Carolina 28202
                                  Attention:  Rick Madden
                                  Fax:  (704) 348-5200
                                  Telephone:  (704) 348-5337

provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.3, 3.2 or 3.4 shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arranger for all of their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, subject to the limitation set forth in that certain Commitment Letter dated October 11, 2000, executed by Borrower, Bank of America, N.A., Banc of America Securities LLC, and Banc of America Mortgage Capital Corporation, (b) to pay or reimburse each Lender, the Administrative Agent and the Arranger for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Administrative Agent and the Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Arranger harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans in connection with the transactions contemplated hereby and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries, the Parent or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the

Administrative Agent, the Arranger or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, the Arranger or any such Lender or (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.10, 3.11, and 3.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided, that, in the case of Section 3.11, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent (which in each case shall not be unreasonably withheld), to any other Person (an "Assignee") all or any part of its rights and obligations under this Agreement, the Notes, and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, with appropriate completions (an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender and by the Borrower and the Administrative Agent and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans, and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent); provided, however, that the limitation set forth in the immediately preceding proviso shall not be applicable following the occurrence and during the continuation of an Event of Default. Upon the consummation of any assignment pursuant to this Section 10.6(c), the transferor Lender, the Administrative Agent, and the Borrower shall make appropriate arrangements so that if required, a new Note is issued to the transferor Lender (if applicable) and the Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an Assignee, the Borrower and the Administrative Agent, together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 10.15, any and all financial information in such Lender's possession concerning the Borrower, the Indemnitors and their respective Subsidiaries and Affiliates (which financial information may be on a consolidated basis) which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower, the Indemnitors and their respective Subsidiaries and Affiliates in connection with such Lender's credit evaluation of the Borrower, the Indemnitors and their respective Subsidiaries and Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Set-off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the other Loan Parties, on one hand, and Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.15 Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower, any of its Subsidiaries, or any of Borrower's Affiliates pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided, that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof and which agrees to comply with the provisions of this Section 10.15, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                  10.16 Transaction Modification. Notwithstanding anything to the contrary set forth herein, the Administrative Agent may elect in its sole and absolute discretion at any time prior to May 31, 2001 to restructure the transactions evidenced hereby on the following terms and conditions:

                  (a) The Applicable Margin for the period beginning on June 1, 2001 and continuing to and including October 31, 2002 shall increase to (i) 7.50% per annum with respect to Eurodollar Loans, and (ii) 6.50% per annum with respect to Base Rate Loans.

                  (b) The Applicable Margin for the period beginning on November 1, 2002 and ending on November 30, 2002 shall increase to 9.00% per annum with respect to Eurodollar Loans, and (ii) 8.00% per annum with respect to Base Rate Loans.

                  (c) The Loan shall not be prepayable for any reason during the period commencing on June 1, 2001 and ending May 31, 2002. From and after June 1, 2002 the Loan shall be prepayable in accordance with the terms and conditions of this Agreement and the other Loan Documents. The Borrower shall execute and furnish or cause to be executed and furnished such further documentation or information (including, without limitation, amendments, replacements, corrections, deletions or additions to the Credit Agreement and the other Loan Documents or any other materials furnished to Administrative Agent in connection with the Term Loan) and take such further actions which (i) are reasonably required to enable Administrative Agent to document and implement any such changes to the terms of the Term Loan as contemplated in this Section 10.16, and
(ii) deemed necessary or appropriate by Administrative Agent in the exercise of its rights under the Credit Agreement or under any of the other Loan Documents or to grant, perfect, protect, maintain, preserve, continue and/or extend any lien or collateral granted to the Administrative Agent under the Loan Documents in connection with any such changes to the Term Loan. If Borrower fails to furnish or cause to be furnished such further documentation or information or fails to take such further actions as contemplated by this Section 10.16 within five Business Days of Administrative Agent's written request, the outstanding principal balance of the Term Loan, together with accrued, unpaid interest and any other sums due under the Credit Agreement shall become immediately due and payable in full on the sixth Business Day after Administrative Agent's written request for such further documentation and information, without further notice or demand by Administrative Agent.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       TECHNICAL OLYMPIC USA, INC., a Delaware
                                          corporation, as Borrower

                                       By:
                                          --------------------------------------
                                          Name:  Holly Hubenak
                                          Title: Vice President


                                       By:
                                          --------------------------------------
                                          Name:  Tommy L. McAden
                                          Title: Vice President


                                       BANC OF AMERICA MORTGAGE CAPITAL
                                          CORPORATION, as Administrative Agent
                                          and as a Lender


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                        Credit Agreement: Signature Page

                                                                      SCHEDULE 1

               LENDERS, COMMITMENTS AND APPLICABLE LENDING OFFICES


                                                      Term Loan
Lender and Lending Offices                            Commitment
--------------------------                            ----------

BANC OF AMERICA MORTGAGE CAPITAL CORPORATION         $135,000,000


Applicable Lending Offices:


Base Rate Loans and Eurodollar Loans:


Banc of America Mortgage Capital Corporation

----------------------------

----------------------------

Attention:
Fax:
    ------------------------
Telephone:
          ------------------


                                                     ------------
Total:                                               $135,000,000
                                                     ============

                                                                       EXHIBIT D

                                   CERTIFICATE

                  Reference is hereby made to the Credit Agreement, dated as of November __, 2000, among Technical Olympic USA, Inc., the lenders parties thereto, and Banc of America Mortgage Capital Corporation, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 3.11(b)(i)(B) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                               [NAME OF LENDER]


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


Date:                 , 20
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